Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Protection One, Inc. to issue 650,000 shares of common stock, $.01 par value, for the Employee Stock Purchase Plan, of our report dated March 10, 2000 incorporated by reference in Protection One, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Kansas City, Missouri
July 5, 2000